                                                                               .
                                                                               .
                                                                               .

                                                                      EXHIBIT 21
ASHWORTH, INC.

SUBSIDIARIES OF THE REGISTRANT.

                                             STATE OR OTHER JURISDICTION
 NAME OF SUBSIDIARY                               OF INCORPORATION
Ashworth Store I, Inc.                                Delaware
Ashworth Store II, Inc.                               Delaware
Ashworth Store III, Inc.                              Delaware
Ashworth U.K., Ltd.                                   England